UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 24, 2022
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 501, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-5028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2022, the board of directors (the “Board”) of Red River Bancshares, Inc. (the “Company”) appointed Michael D. Crowell to serve as a director of the Company and Red River Bank, its wholly-owned subsidiary, effective February 24, 2022. Mr. Crowell will stand for election at the Company’s 2022 annual meeting of shareholders. He was appointed on February 24, 2022, to serve on the Directors' Loan Committee of Red River Bank. Mr. Crowell has not been appointed to any committees of the Company, and no appointment to any committee of the Company is expected at this time. The Company will file an amendment to this Current Report on Form 8-K within four business days of the appointment of Mr. Crowell to any committee of the Board.
The Board has determined that Mr. Crowell is independent under the applicable listing standards of the Nasdaq Stock Market. There is no arrangement or understanding between Mr. Crowell and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Crowell and any of the Company’s other directors or executive officers. Mr. Crowell does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, other than deposits, loans, and other financial services related transactions with Red River Bank made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to the Company or Red River Bank, and do not involve more than a normal risk of collectability or present other features unfavorable to Red River Bank.
Mr. Crowell will participate in the Company’s non-employee director compensation program. A complete description of the Company’s non-employee director compensation program is set forth in the Company's proxy statement for the 2021 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 19, 2021.
On February 24, 2022, John C. Simpson, Chair Emeritus of the Board of the Company and Red River Bank, notified the Company that he would be retiring from the boards at the end of his current term and will not stand for reelection at the Company’s 2022 annual meeting of shareholders. Mr. Simpson will step down from his committee appointments for the Company and Red River Bank effective February 24, 2022.
Item 7.01    Regulation FD Disclosure.
On February 24, 2022, the Company issued a press release announcing the appointment of Mr. Crowell and the retirement of Mr. Simpson. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02. As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item. 9.01     Financial Statements and Exhibits.
(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Red River Bancshares, Inc., dated February 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: February 24, 2022

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel, and Corporate Secretary